                                                          Exhibit 10.2


                     1995 INCENTIVE COMPENSATION PLAN



                         MICHAEL BAKER CORPORATION

                             INDEX
                             ------

ARTICLE I - GENERAL                                         Page

1.1  ESTABLISHMENT OF THE PLAN ...............................2
1.2  PURPOSE ................................................ 2
1.3  ADMINISTRATION ..........................................2

ARTICLE II - DEFINITIONS

2.1  DEFINITIONS .............................................2
2.2  GENDER AND NUMBER ...................................... 3

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1  ELIGIBILITY .............................................3
3.2  PARTICIPATION ...........................................3
3.3  PARTIAL PLAN YEAR PARTICIPATION .........................4

ARTICLE IV - AWARDS

4.1  COMPONENTS OF PARTICIPATION AWARDS ......................4
4.2  CORPORATE PERFORMANCE MEASURES AND GOALS ................4
4.3  BUSINESS UNIT AND PROFIT CENTER PERFORMANCE .............5
4.4  INDIVIDUAL PERFORMANCE ..................................5

ARTICLE V - PAYMENT OF AWARDS

5.1  PAYMENT OF AWARDS ........... ...........................6
5.2  PLAN FUNDING ................. ..........................6

ARTICLE VI - CHANGE IN CONTROL

6.1  CHANGE IN CONTROL .......................................7
6.2  DEFINITION OF CHANGE IN CONTROL .........................7

ARTICLE VII - MISCELLANEOUS PROVISIONS

7.1  NON-TRANSFERABILITY .....................................8
7.2  TAX WITHHOLDING .........................................8
7.3  AMENDMENTS ..............................................8
7.4  INDEMNIFICATION .........................................9
7.5  BENEFICIARY DESIGNATION .................................9
7.6  RIGHTS OF PARTICIPANTS ..................................9
7.7  GOVERNING LAW ..........................................10
7.8  EFFECTIVE DATE .........................................10

1995 INCENTIVE COMPENSATION PLAN - ATTACHMENT 1
     ELIGIBILITY
     OPPORTUNITY
     PERFORMANCE MEASUREMENT
     POTENTIAL PAYOUT (PERCENTAGE OF ANNUAL SALARY)
     FREQUENCY OF PAYOUT


                      1995 INCENTIVE COMPENSATION PLAN
                          MICHAEL BAKER CORPORATION


ARTICLE I

GENERAL
-------

1.1 ESTABLISHMENT OF PLAN

Michael Baker Corporation, a Pennsylvania corporation (the "Company"), hereby adopts this Plan, which shall be known as the MICHAEL BAKER CORPORATION 1995 INCENTIVE COMPENSATION PLAN (the "Plan").

1.2 PURPOSE:

The purpose of the Plan is to focus attention on shareholder value, drive performance in support of this goal and other business goals, and reward individual performance.

1.3 ADMINISTRATION

   (a) The Plan shall be administered by the Incentive Compensation Committee (the "Committee"), of the Company with the concurrence of the Compensation Committee of the Board of Directors of the Company. The members of the Committee shall be appointed by the Chief Executive Officer (the "CEO"), and any vacancy on the Committee shall be filled by an appointee of the CEO.

   (b) Subject to the limitations of the Plan, the Committee shall, subject to approval by the CEO and Compensation Committee of the Board of
   Directors: (i) select from the regular, full-time exempt Employees of the Company, those who shall participate in the Plan (a "Participant" or "Participants"), (ii) make awards in such forms and amounts as the Committee shall determine, (iii) impose such limitations, restrictions, and conditions upon such awards as the Committee shall deem appropriate,
   (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder, and (vi) make all necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other Persons.

ARTICLE II

DEFINITIONS
-----------

2.1 DEFINITIONS

Whenever used herein, the following terms shall have the meaning set forth below, unless otherwise expressly provided.

  (a) "Base Salary" shall mean the regular salary actually paid during a Plan Year to a participant while participating in the Plan. Regular salary shall include any salary reduction contributions made to the Company's Internal Revenue Code Section 401(k) Plan or other deferred compensation plans, but exclusive of any awards under this Plan and of any other bonuses, incentive pay, or special awards.

  (b) "Board" shall mean the Board of Directors of Michael Baker
      Corporation.

  (c) "Committee" shall mean the Incentive Compensation Committee of the Company, which shall consist of at least three employees of the Company.

  (d) "Company" shall mean Michael Baker Corporation and its Subsidiaries.

  (e) "Corporate" shall mean relating to Michael Baker Corporation.

  (f) "Employee" shall mean a regular, full-time, exempt Employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan, as stated in Section 3.1.

  (g) "Participant" shall mean an Employee who is approved by the Committee for participation in the Plan for a specified Plan Year.

  (h) "Performance Management Process" shall mean the Company's three-step performance cycle. The cycle begins with setting individual performance goals, followed by performance coaching, and ending with formal performance review at the end of the performance period.

  (i) "Plan Year" shall mean the Company's fiscal year.

2.2 GENDER AND NUMBER

Except when otherwise indicted by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

ELIGIBILITY AND PARTICIPATION
-----------------------------

3.1 ELIGIBILITY:

Eligibility for participation in the Plan shall be limited to regular, full-time exempt Employees of the Company.

3.2 PARTICIPATION:

Participation in the Plan shall be determined by the executive management of the Company. The CEO shall determine Corporate participants and the Business Unit Heads shall determine Business Unit participants, in all cases with the concurrence of the Michael Baker Corporation CEO and the Compensation Committee of the Board of Directors of the Company. The number of participants in the Plan shall be influenced by the Business Unit's ability to financially support the accrual for the projected payout opportunity. (See Plan Funding 5.2 on page 6) Participants are to include executive management, business unit managers, and selected managers who are accountable for significant contributions to Corporate, as determined by the CEO, and to the Business Unit, as determined by the Business Unit head.

3.3 PARTIAL PLAN YEAR PARTICIPATION:

An Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan for that Plan Year. Such situations may include, but are not limited to (i) new hires, (ii) when an Employee is promoted from a position which did not meet the eligibility criteria, (iii) when an Employee is transferred from an affiliate which does not participate in the Plan, or
(iv) when job responsibilities become consistent with other Plan participants.

The CEO retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees. Any so added participant will be eligible to receive a pro-rated share based upon a 2,080 work-hour year.

Any Employee who leaves the employment of the company prior to July 1 of the Plan Year is not eligible to receive any payout from the Plan for that year. Subject to the conditions of the following sentence, any employee who leaves the employment of the Company after June 30 of the Plan Year is eligible to receive a pro-rata payout from the Plan for that year based upon the percent of the fiscal year employed. Employees who are terminated for cause or voluntarily resign their positions from the company at any time during the Plan year are not eligible to receive any payout from the Plan that year.

ARTICLE IV

AWARDS
------

4.1 COMPONENTS OF PARTICIPANT AWARDS:

Each award may be based on (i) Corporate performance, (ii) Business Unit performance, (iii) Profit Center performance, and (iv) individual performance.

4.2 CORPORATE PERFORMANCE MEASURES AND GOALS:

For each Plan Year, the Committee shall recommend, and the CEO shall approve, a range of performance goals for Corporate results. Each performance range shall include a level of performance at which awards shall be earned.

Measures of performance may include, but are not limited to, one or more financial ratios such as earnings per share, profitability, return on equity and return on assets. Performance measures need not be the same within the Company.

For 1995, corporate results shall be dependent upon audited corporate earnings per share (after all incentives have been paid).

For 1995, performance level goals for earnings per share are:

              Corporate
              Performance              Goal Setting
                Level               (Earnings Per Share)
                ------              --------------------
        Level 1 On Plan                    $.40
        Level 2 Commendable                $.50
        Level 3 Outstanding                $.60

New goal setting amounts for corporate profitability will be suggested to the CEO by the Compensation Committee of the Board each year of the Plan.

4.3     BUSINESS UNIT AND PROFIT CENTER PERFORMANCE:

Business Unit and Profit Center performance shall be reflected in the final award based on the Business Units' and/or Profit Centers' Contribution to Corporate Overhead and Profit. Guidelines of performance goals and percentage weights for Business Unit and Profit Center managers are specific to each Business Unit and are included in the Attachments to the Plan.

4.4     INDIVIDUAL PERFORMANCE:

Individual performance shall be reflected in the final award based on the performance rating assigned to an Employee as part of the Performance Management Process and is based upon a number of factors established by the participant's manager(s) at the beginning of the Plan Year.

Guidelines of performance goals and percentage weights for Business Unit and Profit Center managers are recommended to be:

      Performance Goal                       Percentage Weight
      ----------------                       ------------------
      Contribution to Corporate Overhead           35%
        and Profit
      New Work Added To The Company                20%
      Accounts Receivable                          15%
      Strategic Goal                               10%
      TQM Goal                                     10%
      Human Resources Development                  10%
                                                   ---
                                                  100%

Individual performance measures for incentive compensation participants who are not Business Unit or Profit Center managers are to be developed jointly with the employee's immediate supervisor, be consistent with the participant's respective job responsibilities, and be included on the participant's performance plan. The performance plans are to be submitted to the CEO by the Business Unit head during February of the Plan year. For individuals who become eligible for participation in the Plan during the course of the year, a completed performance plan is to be submitted within four weeks of the individual becoming eligible for participation.
Performance Plans of incentive compensation participants are to be submitted to the CEO based upon timetables to be established in the respective Plan Year.

At the end of the Plan Year, incentive compensation participants' managers will determine the level of performance accomplished by the participant. Participant performance which does not meet or exceed the Competent-On Plan Performance-3 level will result in no incentive payout for the individual's specific performance goals. Once performance has exceeded the Competent-On Plan Performance-3 level, any performance beyond the 3 level will result in a pro-rated calculation of the incremental incentive compensation earned by the participant, until the maximum level 5 performance is achieved.

Payout for participants meeting individual performance goals will occur when Business Unit or Profit Center (as applicable) operating profit accomplishes threshold performance indicated in each Business Unit's or Profit Center's Performance Plan (after all individual incentives have been paid). Individual performance goals are developed by each participant's manager and payout is based on the applicable Business Unit or Profit Center performance plan.

The specific accomplishments associated with these goals are to be recorded on each participant's annual Performance Plan at the end of the Plan Year.

In addition to individual performance incentives, a discretionary pool may be created to selectively award those individuals who have exceeded expected performance. Guidelines for discretionary awards are indicated within each Business Unit's and Profit Center's Incentive Compensation Plan Summary in the attachments. Discretionary awards are to be selected by the Executive Vice President of the Business Unit with the concurrence of the Incentive Compensation Committee.

ARTICLE V

PAYMENT OF AWARDS
-----------------

5.1     PAYMENT OF AWARDS

At the end of each Plan Year, the CEO shall report the overall Corporate and individual performance levels to the Compensation Committee of the Board of Directors, who shall then approve the payment of awards.

The incentive compensation earned as a result of the Company achieving corporate profitability goals and through the achievement of Business Unit, Profit Center and individual goals, will be paid in cash no later than the end of the first quarter of the year after which it was earned.

5.2     PLAN FUNDING:

Accrual for the Incentive Compensation Plan will be established annually by the Committee, subject to the approval of the CEO. The approved accrual for the Incentive Compensation Plan shall pre-fund the amounts available to be earned for incentive compensation distributions.

Any forfeitures associated with the termination of those in the incentive compensation plan prior to year-end will be allocated toward the funding of the incentive pool for the following year. In addition, if the incentive pool is not paid out in full because of participants' failure to achieve individual goals established under the Performance Management Process, the unearned portion would be allocated toward the funding of the incentive pool for the following year.

Any excess pre-funding accrual based upon corporate goals which are not met and, therefore, not earned by Incentive Compensation Plan participants, will be removed from expense.

ARTICLE VI

CHANGE IN CONTROL
-----------------

6.1     CHANGE IN CONTROL

In the event of a Change in Control of the Company, as defined below, a Participant shall be entitled to, for the Plan Year in which the Change of Control occurs, the award determined using:

   (i) The Participant's actual Base Salary rate in effect on the date of the Change in Control,

   (ii) Actual Corporate performance results to the date of Change in Control, and

   (iii) Participant's Individual Performance results.

The Committee as constituted immediately prior to the Change in Control shall determine how actual Corporate performance should be measured for purposes of the award calculation in 6.1. The Committee's determination shall be conclusive and final.

Awards and any previously accrued awards shall be paid in cash to the Participant promptly following any discontinuance of the Plan on or after a Change of Control.

6.2     DEFINITION OF CHANGE IN CONTROL

A "Change in Control" will be deemed to have occurred on the first to occur of the following:

(a) Any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, the "Exchange Act"), directly or indirectly, of 30% or more of the combined voting power of the Company's Voting Securities; or

(b) Individuals who constitute the Board on the date the Plan is approved by the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without objection to such nominations) shall be, for purposes of this clause (b), considered as though such Person were a member of the Incumbent Board; or

(c) The stockholders of the Company approve a dissolution of the Company or a definitive agreement (i) to merge or consolidate the Company with or into another entity on which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities, or other property of another entity, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company.

"Voting Securities" means securities ordinarily having the right to vote at election of directors. The term "person" shall mean and include any individual, corporation, partnership, company, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plans sponsored by the Company.


ARTICLE VII

MISCELLANEOUS PROVISIONS
------------------------

7.1     NON-TRANSFERABILITY:

No right of interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.2     TAX WITHHOLDING:

The Company shall have the right to deduct from all payments under this Plan any foreign, Federal, state, or local taxes required by law to be withheld with respect to such payments.

7.3     AMENDMENTS:

The Company, in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all other provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination may reduce the right of a Participant (or his beneficiary as the case may be) to a payment or distribution in accordance with the provisions contained in this Plan or change to the detriment of a Participant of any potential rights in that Plan Year pursuant to Section 6.1 of this Plan.

7.4     INDEMNIFICATION:

Each person who is or shall have been a member of the Committee or the Board or who is or shall have been an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense, including, without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

7.5     BENEFICIARY DESIGNATION:

Each Participant under the Plan may name, from time to time, beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a) Participant's spouse (unless the parties were divorced or legally separated by court decree);

(b)     Participant's children (including children by adoption);or

(c)     Participant's executor or administrator.

Payment of benefits shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class have more than one member, benefit payment shall be made in equal shares among members of that class.

7.6     RIGHTS OF PARTICIPANTS:

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employment of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, or other Employee at any time, shall have a right to be selected for participation in a current or future Plan Year.

7.7     GOVERNING LAW:

The Plan shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

7.8     EFFECTIVE DATE:

The Plan shall be deemed effective as of January 1, 1995.

1995 Michael Baker Corporation Incentive Compensation Plan- Summary
Attachment 1

          Eligibility for Incentive Compensation Plan
--------------------------------------------------------------------------
 Number of Participants               Tier 1:  approximately 45
                                      Tier 2:  approximately 40
                                      Tier 3:  Discretionary

--------------------------------------------------------------------------

Participants
Tier 1
Corporate                        Executive Management, Officers and Directors

Business Units                   Business Unit Head
                                 Selected Staff who support the functions of
                                 the entire Business Unit
                                 (Designated by Business Unit Head)

Business Units-Engineering       Profit Center Managers with greater than
and Design                       $ 2.5 Million revenue responsibility
                                 (Designated by Business Unit Head)

Business Units-Construction      Profit Center Managers with greater than
and Heavy/Highway and Baker      $ 25 Million revenue responsibility
Support Services, Inc.           (Designated by Business Unit Head)

Tier 2
Corporate                        Business Unit Controllers/Selected Functional
                                 Unit Managers

Business Units                   Selected Staff who support the functions of
                                 the entire Business Unit
                                 (Designated by Business Unit Head)

Business Units-Engineering and   Selected Managers, Other Profit Center
 Design                          Managers, and selected Senior Project Managers
Business Units -Construction and (Designated by Business Unit Head)
 Heavy/Highway
Baker Support Services, Inc.

Tier 3                             Discretionary

---------------------------------------------------------------------------

Participant Recommendation         Corporate participants and Business Unit
                                   Heads (CEO)
                                   Within Business Units (Head of Business
                                   Unit)
----------------------------------------------------------------------------
Participant Approval               President and Chief Executive Officer

----------------------------------------------------------------------------
Participants Added During Year?    Yes, Pro-rata
----------------------------------------------------------------------------
Ineligible Employees               Termination for Cause/Voluntary Resignation

----------------------------------------------------------------------------

          Incentive Compensation Opportunity

                                   Tier 1    Tier 2    Tier 3
Total % of Annual Salary           0 - 25%   0-15%   Discretionary

First Level (total maximum)        8.334%    5%      (Accumulative
                                                     15 % of Total
Second Level (total maximum)       16.668%   10%     Business Unit
                                                     Incentive
Third Level (total maximum)        25.000%   15%     Payout)

----------------------------------------------------------------------------

          Performance Measurement

Corporate Participants, Heads of Business Units & Staff and all Environmental
Business Unit Participants
Corporate Profitability Goals      50 % of Potential Award

Business Unit Performance Goals    50 % of Potential Award
(Departmental Goals for Corporate Participants)

----------------------------------------------------------------------------

Business Unit-Segments and Profit Center Managers
Corporate Profitability Goals               25 % of Potential Award

Business Unit Performance Goals             25 % of Potential Award

Profit Center/Individual Performance Goals  50 % of Potential Award

---------------------------------------------------------------------------

    Performance Goals

Corporate Profitability Goals
-----------------------------
Audited Corporate Earnings Per Share         % of Payout Based      Earnings
(After All Incentives Have Been Paid)        Upon Corporate Plan    Per Share
                                              -------------------   ---------
1st Level (On-Plan Performance)                      33%               $.40
2nd Level (Commendable)                              33%               $.50
3rd Level (Outstanding)                              34%               $.60
                                 2
-----------------------------------------------------------------------------

          Performance Goals

                                                 % of Business Unit,
Business Units, Segments, Profit Centers,      Profit Center/Individual
and Individual Performance Goals                  Performance Plans
                                                  ------------------
Contribution to Corporate Overhead and Profit            35%

New Work Added to the Company                            20%

Accounts Receivables                                     15%

Strategic Goal                                           10%

TQM Goals                                                10%

Human Resources Development                              10%

--------------------------------------------------------------------------

          Potential Payout         Corporate      Business Unit
                                   Profitability  Performance
(% of Annual Salary)               Goals          Goals
                                   -----          -----
Tier 1 Corporate and Business Unit Heads and Staff
1st Level (On-Plan Performance)    4.167%          4.167%
2nd Level (Commendable)            8.334%          8.334%
3rd Level (Outstanding)            12.500%         12.500%

                                                               Segment,
                                                               Profit
                                                  Business     Center,
                                   Corporate      Unit         Individual
                                   Profitability  Performance  Performance
                                   Goals          Goals        Goals
                                   ------         ------       ------
Tier 1 Business Unit-Segments
1st Level (On-Plan Performance)    2.084%          2.084%     4.167%
2nd Level (Commendable)            4.167%          4.167%     8.334%
3rd Level (Outstanding)            6.250%          6.250%     12.500%

--------------------------------------------------------------------------

                                   Corporate        Business Unit
(% of Annual Salary)               Profitability    Performance
                                   Goals            Goals
                                   ------           ------
Tier 2 Corporate and Business Unit Head and Staff
1st Level (On-Plan Performance)    2.50%             2.50%
2nd Level (Commendable)            5.00%             5.00%
3rd Level (Outstanding)            7.50%             7.50%

------------------------------------------------------------------------

                                                              Segment
                                                  Business    Profit Center,
                                   Corporate      Unit        Individual
                                   Profitability  Performance Performance
                                   Goals          Goals       Goals
                                   ------         ------      ------
Tier 2 Business Unit-Segments
1st Level (On-Plan Performance)    1.250%         1.250%      2.500%
2nd Level (Commendable)            2.500%         2.500%      5.000%
3rd Level (Outstanding)            3.750%         3.750%      7.500%

--------------------------------------------------------------------------
          Threshold

Corporate
Minimum earnings per share for any Potential Payout  $0.40
on Corporate Component (after all incentives have been paid)

Business Units, Business Unit-Segments and Profit Centers
Minimum Contribution to Overhead and Profit (After Accrual for Incentive Compensation Payments and Internal Interest Charges)

                                   Contribution
                                   ------------
Civil Business Unit                $4,082,314
Civil-Engineering                  $4,521,169
Baker Support Services, Inc.       $1,142,473

General Buildings Business Unit    $2,004,096
General Buildings-Design           $1,303,415
General Buildings-Construction     $2,168,431

Transportation Business Unit       $3,405,057
Transportation-Engineering         $5,677,856
Transportation-Heavy/Highway       ($47,692)

Environmental Business Unit        $2,178,113

Energy Business Unit               $2,132,436
Energy Profit Centers              $888,151
                                4
---------------------------------------------------------------------------

          Type of Payout           Cash
---------------------------------------------------------------------------
          Frequency of Payout      Annually, with payment by the end of
                                   the following year's first quarter
---------------------------------------------------------------------------
          Funding                  Pre-funding accrual in the year earned
-----------------------------------------------------------------------------
          Forfeitures              Allocated toward next year's funding

----------------------------------------------------------------------------

                                5